June 13, 2025
Media: Peter Lucht - 781.655.2288
Investors: Kristin Silberberg - 203.900.6854
Citizens Financial Group, Inc. Announces an Increase in Share Repurchase Authorization to $1.5 billion
PROVIDENCE, R.I. – Citizens Financial Group, Inc. (NYSE: CFG or the “Company”) today announces that its board of directors has increased the capacity of the Company’s common share repurchase program to $1.5 billion, an increase of $1.2 billion above the $300 million of capacity currently remaining under the prior June 2024 authorization.
“We are pleased to report that our Board has approved an increase to our share repurchase authorization. The authorization reflects confidence in our ability to deliver strong financial performance, support our customers, invest across our businesses and drive forward our organic growth initiatives while delivering attractive capital returns to shareholders,” said John F. Woods, Vice Chair and Chief Financial Officer.
The Company will assess potential changes to its capital distributions as conditions warrant. Citizens’ common stock repurchases may be executed in the open market or in privately negotiated transactions, including under Rule 10b5-1 plans and accelerated share repurchase and other structured transactions. Share repurchases are subject to consideration and approval by Citizens’ Board of Directors. The timing and exact amount of share repurchases will be subject to various factors, including the company’s capital position, financial performance, capital impacts of strategic initiatives, market conditions and other regulatory considerations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $220.1 billion in assets as of March 31, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X , LinkedIn or Facebook.

Cautionary Statement About Forward-Looking Statements

Citizens Financial Group, Inc.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “prospects,” “outlook,” “guidance” or similar expressions or future or conditional verbs such as “may,” “will,” “likely,” ”should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the United States Securities and Exchange Commission.
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